CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference into the registration statements of Top Air Manufacturing, Inc. on Form S-8 (Registration No.'s 33-74378 and 333-24287) of our report dated August 24, 2000 with respect to the financial statements of Top Air Manufacturing, Inc. included in its Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000.



                                                   /s/ McGladrey & Pullen, LLP


Waterloo, Iowa
August 29, 2000